Exhibit 99.1

PRESS RELEASE

AGL Capital Corporation Announces Public Offering of $500 Million of Senior Notes

ATLANTA, May 14, 2013 -- AGL Capital Corporation, a wholly owned financing subsidiary of AGL Resources Inc. (NYSE: GAS), announced a registered public offering of an aggregate principal amount of $500 million of senior notes due 2043 at an interest rate of 4.40%. The senior notes will be guaranteed by AGL Resources.  The offering is expected to close on May 16, 2013.

The company estimates that the net proceeds from the offering will be approximately $493 million.  AGL Resources intends to use net proceeds from the sale for general corporate purposes, including the repayment of short-term indebtedness incurred under its commercial paper program.

J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. LLC; Mitsubishi UFJ Securities (USA), Inc.; and Wells Fargo Securities, LLC are the joint book-running managers for the offering.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any such offer will be made only by means of a prospectus and an accompanying prospectus supplement. Potential investors should read the prospectus, prospectus supplement and documents incorporated by reference therein carefully before making any investment decision. Copies of these documents are available for free on the internet at http://www.sec.gov/. Alternatively, you may obtain copies of the prospectus and prospectus supplement by calling J.P. Morgan Securities LLC collect at 212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 800-294-1322 or Morgan Stanley & Co. LLC at 866-718-1649.

About AGL Resources

AGL Resources (NYSE: GAS) is an Atlanta-based energy services holding company with operations in natural gas distribution, retail operations, wholesale services, midstream operations and cargo shipping. AGL Resources serves approximately 4.5 million utility customers through its regulated distribution subsidiaries in seven states. The company also serves approximately 600,000 retail energy customers and approximately 1.2 million customer service contracts through its SouthStar Energy Services joint venture and Nicor National, which market natural gas and related home services. Other non-utility businesses include asset management for natural gas wholesale customers through Sequent Energy Management, ownership and operation of natural gas storage facilities, and ownership of Tropical Shipping, one of the largest containerized cargo carriers serving the Bahamas and Caribbean region. AGL Resources is a member of the S&P 500 Index.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include, without limitation, statements regarding the amount and expected use of proceeds of the senior notes offering and the expected closing date of the offering.  Although AGL Resources and AGL Capital believe these statements to be reasonable in view of the currently available information, there are a number of factors – many beyond the control of AGL Resources and AGL Capital – that could cause results to differ materially from these statements. These events, risks and uncertainties include general market conditions, the possibility that the conditions to closing the senior notes offering will not be satisfied or waived, unforeseen events that may necessitate the application of the net proceeds of the senior notes offering to other, more critical purposes. Events, risks and uncertainties which may cause actual events to differ materially from expectations also include, but are not limited to, changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation including any changes related to climate change; actions taken by government agencies on rates and other matters; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects; limits on pipeline capacity; the impact of acquisitions and divestitures; AGL Resources’ ability to successfully fully integrate operations that it has or may acquire or develop in the future, direct or indirect effects on AGL Resources’ business, financial condition or liquidity resulting from any change in AGL Resources’ credit ratings, or any change in the credit ratings of AGL Resources’ counterparties or competitors; interest rate fluctuations; financial market conditions, including disruptions in the capital markets and lending environment; general economic conditions; uncertainties about environmental issues and the related impact of such issues, including AGL Resources’ environmental remediation plans; the impact of AGL Resources’ depreciation study for Nicor Gas and related legislation; the impact of changes in weather, including climate change, on the temperature-sensitive portions of AGL Resources’ business; the impact of natural disasters, such as hurricanes, on the supply and price of natural gas and on AGL Resources’ cargo shipping business; acts of war or terrorism; the outcome of litigation; and the matters set forth in the “Risk Factors” Section and the narrative regarding forward-looking statements in AGL Resources’ Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Forward-looking statements are only as of the date they are made and AGL Resources and AGL Capital do not undertake to update these statements to reflect subsequent changes.

SOURCE:  AGL Resources Inc.